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                                                                 EXHIBIT 10.41

                                  OEM AGREEMENT
                                     BETWEEN
                                 SYNOPSYS, INC.
                                       AND
                             VIEWLOGIC SYSTEMS, INC.
                                      (VCS)


This OEM Agreement ("Agreement") is entered into and effective this 2nd day of October, 1998 ("Effective Date"), by and between Synopsys, Inc., a Delaware corporation with principal offices at 700 E. Middlefield Road, Mountain View, California 94043-4033 ("Synopsys"), and Viewlogic Systems, Inc., a Delaware corporation, with principal offices at 293 Boston Post Road, Marlboro MA, 01752-4615 (OEM Partner).

                                    RECITALS

Synopsys is a leader in the design, development and marketing of electronic design automation software. Synopsys desires to enter into an OEM relationship with OEM Partner whereby OEM Partner shall be authorized to sell an OEM version of Synopsys' VCS, VCSi, and VCS Express products integrated with the Fusion product line. OEM Partner wishes to enter into such a relationship.

In consideration of the mutual promises contained herein, the parties agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

1.1      "BUG FIX" means an embodiment of the Licensed Software that corrects
          Errors.

1.2 "CONFIDENTIAL INFORMATION" means any information disclosed by one party to the other pursuant to this Agreement, which is in written, graphic, machine-readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding any failure to so identify it, however, all source code will be deemed "Confidential Information" of Synopsys, and all information contained in the reports and documents furnished by OEM Partner to Synopsys hereunder shall be deemed "Confidential Information" of OEM Partner hereunder. Notwithstanding the above, Confidential Information shall not include

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         information which: (i) was generally known and available at the time it was disclosed or becomes generally known and available through no fault of the receiver; (ii) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the discloser; (iv) was independently developed by the receiver without any use of the Confidential Information and by employees or other agents of the receiver who have not been exposed to the Confidential Information, provided that the receiver can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development; (v) becomes known to the receiver, without restriction, from a source other than the disclosed without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights; or (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, that the receiver shall provide prompt, advance notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

1.3 "DOCUMENTATION" means any user manuals, reference manuals, release, application and methodology notes, written utility programs and other materials in any form provided for use with the Licensed Software.

1.4 "END USER" means the person authorized to use the Licensed Software without the right to further distribute as an OEM or reseller.

1.5 "ERROR" means a defect which causes the Licensed Software not to perform substantially in accordance with the specification set forth in Synopsys' Documentation, or otherwise to produce materially erroneous results.

1.6 "INTELLECTUAL PROPERTY RIGHTS" means all patents, patent rights, copyrights, trade secrets, service marks, maskworks and trademarks, and any applications for any of the foregoing, in all countries in the world.

1.7 "LICENSED SOFTWARE" means OEM versions of Synopsys' VCS, VCSi, and VCS Express products which are integrated with the Fusion product line as more fully described in Exhibit A (as may be amended from time to time) together with all Bug Fixes and Updates and any Upgrades made available by Synopsys hereunder. The term "Licensed Product" shall be deemed to be synonymous with the term Licensed Software.

1.8 "OEM Version" means a version of the Licensed Software which includes all of the features and functionality of the Synopsys version of the VCS, VCSi and VCS Express products as of the Effective Date, plus updates and enhancements which may be made thereto, but excluding: (i) features specific to other Synopsys OEM partners; (ii) interfaces or features specific to integration with other Synopsys products; (iii) features

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         specific to integration with circuit design; (iv) the IPX
         module; (v) the Synopsys graphical user interface; and/or (vi) any other features which, in Synopsys reasonable determination, deems not applicable to the systems design market. During the term of this Agreement, OEM Partner may request the addition to the OEM Version of any excluded features and Synopsys agrees to discuss the same in good faith.

1.9 "RESELLER" means a distributor, original equipment manufacturer, systems integrator or reseller who is authorized to resell or distribute software.

1.10 "UPDATES" means an embodiment of the Licensed Software that delivers minor improvement, incremental features or enhancements of existing features, and/or functionality to the Licensed Software.

1.11 "UPGRADE" means an embodiment of the Licensed Software that delivers substantial performance improvements, architectural changes or new features and/or functionality to the Licensed Software for which Synopsys may charge a separate license fee.

2.       OEM PARTNER'S RIGHTS TO THE LICENSED SOFTWARE

2.1 APPOINTMENT. Subject to the terms and conditions set forth in this Agreement, Synopsys grants OEM Partner the nonexclusive, nontransferable (except as specifically set forth herein), worldwide right to reproduce, market, promote, sublicense, demonstrate, bundle, and distribute the Licensed Software in object code form, and the Documentation, in accordance with the restrictions set forth herein directly, and except for the Fusion VCS Licensed Product which may only be distributed by OEM Partner, or indirectly through any and all OEM Partner normal distribution channels. Except for the Licensed Product Fusion VCS, OEM Partner may distribute the Licensed Software to or through any other OEM Partner Reseller, or any other entity that might integrate or incorporate the Licensed Software with other systems, software, hardware, or other components. OEM Partner agrees to enter into written agreements with OEM Partner Resellers binding them to all relevant restrictions contained herein. The parties intend that Synopsys shall be a third party beneficiary of such agreements.

2.2      SOFTWARE LICENSE AND OTHER RESTRICTION.

(a) The Licensed Software is subject to license and not sale. Each reference in this Agreement to a "purchase" or "sale" of the Licensed Software, or like terms, shall mean a "license" of the Licensed Software. Synopsys shall retain full title to the Licensed Software (including all Intellectual Property Rights embodied therein) and all copies thereof.

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(b)      End Users may use the Licensed Software only in accordance with provisions of a license agreement substantially in the form of that attached hereto as Exhibit C.

(c) OEM Partner will not remove or alter any proprietary notices on or in the Licensed Software. OEM Partner agrees to abide by the restrictions set forth in Exhibits A and B in connection with each item of Licensed Software.

2.3 DEMONSTRATION AND EVALUATION. OEM Partner will be entitled to distribute, itself or through OEM Partner Resellers (except for the Fusion VCS Licensed Product which may only be distributed by OEM Partner), a time-limited version of the Licensed Software for demonstration and evaluation purposes at no charge. This demonstration and evaluation version will have all of the features and functionality of the Licensed Software, except that the use of such version will be limited to evaluation and demonstration use and will be limited to such use for a period of not more than seventy-five (75) days.

2.4 NO IMPLIED LICENSES. No rights or licenses are granted to OEM Partner by implication, estoppel, or otherwise, other than the rights and licenses expressly granted herein.

3.       PAYMENTS

3.1 TERMS AND CONDITIONS. All purchases of Licensed Software by OEM Partner from Synopsys during the term of this Agreement shall be subject to the terms and conditions of this Agreement.

3.2 FEES. The license fees for the Licensed Software and maintenance ("Fees") shall be as set forth in Exhibit B hereto. Synopsys has the right at any time to revise the Suggested List Prices in Exhibit B with ninety (90) days' advance written notice to OEM Partner. Such revisions shall apply to all orders received by OEM Partner after the effective date of revision. Fee increases shall not affect unfulfilled purchase orders accepted by OEM Partner prior to the effective date of the price increase. In the event of a price increase, OEM Partner may request that Synopsys honor the previous pricing beyond the 90-day period, on a case-by-case basis, and Synopsys shall not unreasonably withhold its consent. To be valid, any such request and consent must be in writing. Fee decreases shall apply to pending purchase orders accepted by OEM Partner prior to the effective date of the decrease but not yet shipped.

3.3 TAXES. Synopsys' Fees do not include any federal, state, local, or foreign taxes that May be applicable to sales by OEM Partner of the Licensed Software and related maintenance, and OEM Partner shall be responsible for the same (excluding taxes based on Synopsys' net income). When Synopsys has the legal obligation to collect such taxes, the appropriate amount shall be added to OEM Partner's invoice and paid

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         by Synopsys unless OEM Partner provides Synopsys with a valid tax exemption certificate authorized by the appropriate taxing authority.

3.4 PAYMENT. Full payment of Synopsys' Fees for the Licensed Software and maintenance (including any taxes or other applicable costs initially paid by Synopsys but to be borne by OEM Partner) shall be made by OEM Partner to Synopsys in U.S. dollars within thirty (30) days after the date of the end of each calendar quarter, as further set forth in Exhibit B. Any amount not paid when due shall be subject to a service charge equal to the lesser of one and one-half percent (1.5%) per month or the maximum amount permitted by law.

3.5 MANUFACTURING AND DISTRIBUTION. Manufacturing and distribution of the Licensed Software and Documentation to OEM Partner's End Users shall be the responsibility of OEM Partner. Synopsys shall provide master copies of the Licensed Software and Documentation including available design examples and application notes published for End Users. Unless otherwise agreed to in writing by the parties, OEM Partner shall employ a software license key system in connection with each copy of the Licensed Software distributed by it. Documentation will be provided in machine-readable form for adaptation by OEM Partner. Final OEM Partner documentation adapted from Synopsys Documentation will acknowledge Synopsys as the source. OEM Partner shall provide Synopsys; with copies of all Documentation for review and approval prior to distribution. OEM Partner will use reasonable commercial efforts to provide the review copies of the Documentation in time to allow Synopsys thirty (30) days to review and approve or provide feedback on said Documentation.

3.6 REPORTING REQUIREMENTS. OEM Partner shall deliver quarterly reports to Synopsys within thirty (30) days following the end of each calendar quarter during the Term of this Agreement. These reports shall include the number and configuration of the Licensed Software and maintenance or maintenance renewal sold during the period, and End User information as described in Exhibit B. In addition, OEM Partner shall deliver a quarterly statement to Synopsys together with the payment of the Fees as described in Section 3.4 above.

3.7 AUDIT. No more than twice during any 12-month period, Synopsys may cause an independent certified public accounting firm to audit OEM Partner's relevant records to verify the accuracy of the Fees paid by OEM Partner during the preceding 12-month period. OEM Partner will have the right to review and contest the findings of the auditors. The costs and expenses of such audit shall be borne by Synopsys, unless OEM Partners has underpaid the relevant Fees by at least ten percent (10%), in which case OEM Partner shall pay the costs and expenses of such audit. Any such audit may be conducted upon reasonable notice during regular business hours at OEM

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         Partner's offices and in such manner as not to significantly interfere with normal business activities at such locations.

3.8 END USER PRICING. OEM Partner shall be free hereunder to distribute the Licensed Software and Documentation to End Users and Resellers at any charge or no charge, and shall not be required to use or make reference to Synopsys' list or suggested prices.

4.       LIMITED WARRANTY

4.1 LIMITED WARRANTY. Synopsys warrants for a period of ninety (90) days from delivery of the Licensed Software to OEM Partner that such Licensed Software, as delivered, will be free from defects in the media and will substantially conform to the specifications in the Licensed Software Documentation. In the event of nonconformance of the Licensed Software, OEM Partner shall promptly notify Synopsys; and provide Synopsys with all available information in written or electronic form so that Synopsys can reproduce the Error. Synopsys' sole obligation is to undertake reasonable commercial efforts to correct the Errors reported to Synopsys in writing or in electronic form during the warranty period. SYNOPSYS' SOLE LIABILITY AND OEM PARTNER'S EXCLUSIVE REMEDY WITH RESPECT TO BREACH OF THE FOREGOING LIMITED WARRANTY WILL BE LIMITED TO ERROR CORRECTION OR PRODUCT REPLACEMENT, OR IF NEITHER IS IN SYNOPSYS' REASONABLE DETERMINATION COMMERCIALLY FEASIBLE, REFUND OF THE LICENSE FEE RECEIVED BY SYNOPSYS FROM OEM PARTNER.

4.2 HARMFUL CODE. Synopsys represents and warrants that, to its knowledge, the Licensed Software available in production release is free from all computer viruses, and other harmful or malicious code.

4.3 INTELLECTUAL PROPERTY. Synopsys represents and warrants that, to its knowledge, neither the Licensed Software nor the Documentation infringe upon the Intellectual Property Rights of any third party, and Licensor has not misappropriated the Intellectual Property Rights of any third party in developing the Licensed Software.

4.4 DISCLAIMER. EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTIES, SYNOPSYS AND ITS LICENSORS MAKE NO OTHER WARRANTIES EXPRESS, IMPLIED, STATUTORY OR OTHERWISE REGARDING THE LICENSED SOFTWARE OR DOCUMENTATION. SYNOPSYS AND ITS LICENSORS SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE.

5.       SYNOPSYS MAINTENANCE AND SUPPORT

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5.1      DEMONSTRATION, ENGINEERING AND SUPPORT COPIES. OEM Partner shall be entitled to make a reasonable number of copies (to be mutually agreed) of the Licensed Software and Documentation pursuant to all relevant terms and conditions of Synopsys' End User License Agreement for engineering and End User support purposes. These copies of the Licensed Software may be used by OEM Partner and OEM Partner's Resellers for such purposes at no charge.

5.2 TRAINING. Synopsys shall provide necessary training to OEM Partner engineering and customer support personnel as reasonably required to engineer, market, and support the Licensed Software for initial product introduction and for each product Update.

5.3 UPDATES AND BUG FIXES. Maintenance Agreements are required for the first year on all new Licensed Software sold. Subsequent maintenance renewal is optional. OEM Partner shall pay Synopsys the maintenance fees set forth in Exhibit B. Updates and Bug Fixes shall be provided to OEM Partner in regular maintenance releases. Maintenance releases will be provided every six (6) months or whenever Synopsys, using reasonable commercial efforts, issues them. Only End Users who have entered into maintenance agreements may receive maintenance releases. Upgrades are not automatically included in maintenance releases. Critical bugs (to be defined by the parties) reported by OEM Partner will be addressed by Synopsys' engineering support team on a high priority basis. Bug Fixes will be delivered to OEM Partner at the earliest possible date for OEM Partner to provide to End Users; provided, however, that Synopsys will provide such Bug Fixes to OEM Partner when it makes them generally available to its other resellers and OEM partners.

         OEM Partner will be entitled, directly or indirectly through OEM Partner's Resellers, to distribute Bug Fixes and Updates to each End User of OEM Partner or OEM Partner's Reseller who is a party to a maintenance Agreement for the same, or Bug Fixes to each such end User to whom a warranty obligation is owed.

5.4 EARLY NOTICE. Synopsys shall provide OEM Partner with early notice of Licensed Product release schedules and product plans and will keep OEM Partner apprised of its development and enhancement efforts with regard to the Licensed Software. Synopsys will notify OEM Partner as early as possible, but in no event later than such time as it makes such information generally available to its other resellers and OEM partners, of the development, testing and estimated release dates of each Upgrade and Update. OEM Partner shall be entitled to receive copies of all generally available beta and early release versions of the Licensed Software.

6.       OEM PARTNER SUPPORT RESPONSIBILITIES

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6.1      OEM PARTNER SOFTWARE INTEGRATION. OEM Partner shall be responsible for all integration and testing of the Licensed Software with OEM Partner's software and Synopsys shall have no obligations related thereto.

6.2 END USER SUPPORT. End User support, and training and technical support to OEM Partner Resellers, shall be provided by OEM Partner. At no time shall OEM Partner direct its End Users or Resellers to Synopsys' support organization. Synopsys shall designate a corporate applications engineer as an OEM Partner point of contact for backup technical support and to assist with OEM Partner technical concerns regarding the Licensed Software.

7.       TERM AND TERMINATION

7.1 TERM. This Agreement shall commence as of the Effective Date for an initial two (2) year term and shall automatically renew for successive one (1) year renewal terms, unless terminated earlier as provided herein, or unless either party shall have given the other party written notice of non-renewal at least one hundred eighty (180) days prior to the end of the then current term.

7.2 TERMINATION FOR CAUSE. Either party has the right to terminate this Agreement immediately upon written notice at any time if the other party materially breaches any obligation hereunder, which material breach is incapable of cure or which, being capable of cure, has not been cured with thirty (30) days after receipt of written notice from the nondefaulting party or within such additional cure period as the nondefaulting party may authorize; or

7.3      TERMINATION BY SYNOPSYS

(a) Synopsys has the right to terminate this Agreement upon thirty (30) days written notice at any time if OEM Partner sells all or substantially all of its assets to any direct competitor of Synopsys.

(b) In addition, Synopsys has the right to terminate this Agreement upon ninety (90) days written notice at any time if OEM Partner sells all or substantially all of its assets or implements or suffers any material change in management or control (which such change is evidenced by a substantial change in OEM Partner's board of directors); however, in such event Synopsys agrees, in good faith, to meet with OEM Partner and the third party buying all or substantially all of OEM Partner's assets or assuming day-to-day management or control of OEM Partner to discuss the possible continuation of this Agreement as between Synopsys and such third party.

7.4 EFFECT OF TERMINATION. Upon termination of this Agreement in accordance with Sections 7.2 or 7.3(a), OEM Partner shall immediately cease all manufacturing and

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         distribution of the Licensed Software and all outstanding monies due to
         Synopsys for Licensed Software will be accelerated so they become due and payable on the effective date of termination. If expiration or termination occurs for reasons other than under Section 7.2 or 7.3(a), there shall be a phase-out period of between six (6) months and one (1) year, (the exact time period to be mutually agreed upon), after expiration to allow for reasonable transition. During the phase-out period OEM Partner may continue to sell the Licensed Software pursuant to the terms and conditions of this Agreement, but will not receive Updates, only Bug Fixes. Termination will not relieve either party from any liability arising from any breach of this Agreement. Neither party will be liable to the other for damages of any sort solely as a result of terminating this Agreement in accordance with its terms. Termination of this Agreement will be without prejudice to any other right or remedy of either party. The provisions of Sections 3, 7, 8, 9, 11, and 12 shall survive the expiration or termination of this Agreement for any reason. All End User sublicenses in effect prior to the date of expiration or termination of this Agreement shall survive. All other fights and obligations of the parties shall cease upon expiration or termination of this Agreement.

8.       LIMITATION OF LIABILITY

8.1 DIRECT DAMAGE. EACH PARTY'S LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR SALE OF THE LICENSED SOFTWARE SHALL BE LIMITED TO THE CUMULATIVE AMOUNTS PAID BY OEM PARTNER FOR THE LICENSED SOFTWARE.

8.2 CONSEQUENTIAL DAMAGES. EXCEPT AS SET FORTH IN SECTION 11, UNDER NO CIRCUMSTANCES, SHALL SYNOPSYS AND/OR ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE USE OF THE LICENSED SOFTWARE AND DOCUMENTATION, HOWEVER CAUSED, (WHETHER ARISING UNDER A THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE), INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. THE LIMITATIONS ON SYNOPSYS' AND ITS LICENSORS' LIABILITY SET FORTH IN THIS SECTION 8 SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY OF THE LIMITED REMEDIES SET FORTH IN SECTION 4.1 ABOVE. EXCEPT FOR BREACHES OF SECTIONS 2 OR 3.1, or 3.5 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL OEM PARTNER BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT HOWEVER CAUSED, (WHETHER ARISING UNDER A THEORY OF CONTRACT, TORT

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         (INCLUDING NEGLIGENCE) OR OTHERWISE), INCLUDING, WITHOUT LIMITATION,
         DAMAGES FOR LOST PROFITS, OR LOSS OF DATA.

9.       CONFIDENTIALITY

9.1 CONFIDENTIALITY. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party without the prior written consent of the disclosing party. Without limiting the foregoing, each party shall use at least the same procedures and degree of care that it uses to prevent the disclosure of its own Confidential Information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care.

9.2 NO BENCHMARKS. OEM Partner agrees not to disclose or publish performance benchmarking results involving the Licensed Software without the express prior written consent of Synopsys.

10.      MARKETING

10.1 TRADEMARK USE. During the term of this Agreement, OEM Partner is authorized by Synopsys to use on a non-exclusive basis the trademarks Synopsys uses for the standard Licensed Software only in connection with OEM Partner's and OEM Partner's Resellers' advertisement, promotion and distribution of the Licensed Software. Any use of such trademarks will be in accordance with applicable law and Synopsys' documented policies concerning trademark usage, which it shall have provided to OEM Partner from time to time. Upon request by Synopsys, OEM Partner shall promptly provide Synopsys with a reasonable number of demonstration copies of Licensed Software products bearing such trademarks and samples of each use of the applicable logo by OEM Partner and/or its distributors and resellers to ensure compliance with the quality and trademark obligations herein. If Synopsys reasonably determines that: i) such use conflicts with applicable law or the applicable documented Synopsys policy; or ii) the Licensed Products distributed by OEM Partner are not of at least the same quality as the corresponding products distributed by Synopsys under the applicable marks and OEM Partner has not corrected the issues documented by Synopsys within 30 days of receipt of Synopsys' notice, OEM Partner shall employ commercially reasonable efforts to cease subsequent use of the Synopsys trademarks and shall cease all such use within one hundred twenty (120) days of such notice. The goodwill associated with the use of any Synopsys trademarks by OEM Partner shall inure solely to the benefit of Synopsys.

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10.2     PROMOTION. OEM Partner shall prominently display and promote the
         Licensed Software. OEM Partner and Synopsys will cooperate in product promotions, press releases, trade shows and the like. The parties agree to jointly coordinate all press releases issued under this Agreement. Each party must review and agree to the text of any public announcement related to this Agreement prior to its release, which agreement will not be unreasonably withheld.

10.3 PRINTED MATERIAL. OEM Partner may purchase at the price paid by Synopsys reasonable quantities of printed marketing materials, collateral, product data sheets and other materials relating to the marketing of the Licensed Software that Synopsys provides to its other Resellers ("Printed Materials"), or to provide OEM Partner with source information for such Printed Materials if they are generated for Synopsys, by a third party. Subject to availability, Synopsys will, at OEM Partner's request, provide, at no charge, electronic versions of the Printed Materials in a format suitable for reproduction by OEM Partner. OEM Partner and its Resellers shall have the right to distribute, reproduce, translate, modify and create derivative works of the Printed Materials. OEM Partner shall display Synopsys' trademarks and/or copyright notifications, as applicable, on copies of the Printed Materials that are created or modified by OEM Partner which include any Synopsys trademarks or copyrighted materials.

11.      INFRINGEMENT INDEMNITY

11.1 INDEMNITY. Synopsys agrees, at its own expense, to defend or, at its option, to settle, any claim or action brought against OEM Partner to the extent it is based on a claim that the Licensed Software as delivered to OEM Partner infringes or violates any United States, European, or Japanese patent, or any copyright, trademark, trade secret or other proprietary right of a third party which is claimed under the laws of a Berne Convention member country, and Synopsys, will indemnify and hold OEM Partner harmless from and against any damages, costs and fees reasonably incurred (including reasonable attorneys' fees) that are attributable to such claim or action and which are assessed against Licensee in a final judgment or settlement. OEM Partner will provide Synopsys with: (i) prompt written notification of the claim or action;
         (ii) sole control and authority over the defense or settlement thereof; and (iii) all available information, assistance and authority to settle and/or defend any such claim or action.

11.2 LIMITED REMEDIES. If the Licensed Software becomes, or in the opinion of Synopsys, is likely to become, the subject of an infringement claim or action, Synopsys may at its sole option: (i) procure, at no cost to OEM Partner, the right to continue using the Licensed Software; (ii) replace or modify the Licensed Software to render it noninfringing provided there is no material loss of functionality; or (iii) if, in Synopsys' reasonable opinion, neither (i) nor (ii) above are commercially feasible, terminate the license and refund the amounts OEM Partner paid for such Licensed.

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11.3     EXCEPTIONS. Synopsys will have no liability under this Section 11 for any claim or action to the extent that: (i) such claim or action would have been avoided but for modifications of the Licensed Software, or portions thereof, made by Synopsys or any party authorized by Synopsys to make such modification on behalf of Synopsys after delivery to OEM Partner; (ii) such claim or action would have been avoided but for the combination or use of the Licensed Software, or portions thereof, with other products, processes or materials not specified by Synopsys in the Documentation; (iii) OEM Partner continues allegedly infringing activity after being notified thereof or after being informed of modifications offered by Synopsys, free of charge or under its support program that would have avoided the alleged infringement; or (iv) OEM Partner's use of the Licensed Software is not in accordance with the material terms of this Agreement and such use is related to the infringement or alleged infringement.

11.4 DISCLAIMER. THE FOREGOING PROVISIONS OF THIS SECTION 11 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF SYNOPSYS AND ITS LICENSORS, AND THE EXCLUSIVE REMEDY OF OEM PARTNER, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE LICENSED SOFTWARE AND DOCUMENTATION.

12.      GENERAL PROVISIONS

12.1 CHOICE OF LAW. The rights and obligations of the parties under this Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods. This Agreement will in all respects be interpreted and construed in accordance with, and governed by, the laws of the Commonwealth of Massachusetts excepting that body of Massachusetts law concerning conflicts of law provisions, regardless of the place of execution or performance of this Agreement.

12.2 ASSIGNMENT. This Agreement may not be assigned by OEM Partner without the prior written consent of Synopsys, which consent shall not be unreasonably withheld. In the event OEM Partner sells all or substantially all of its assets, or implements or suffers any material change in management or control (which such change is evidenced by a substantial change in OEM Partner's board of directors) and such sale or change in management or control is not to a direct competitor of Synopsys, Synopsys agrees, in good faith, to meet with OEM Partner and the third party buying all or substantially all of OEM Partner's assets or assuming day-to-day management or control of OEM Partner to discuss the possible continuation of this Agreement as between Synopsys and such third party. OEM Partner may not delegate its duties hereunder without the prior written consent of Synopsys.

                                                                  CONFIDENTIAL
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

12.3 NOTICES. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally, by facsimile, or mailed by first-class, registered or certified mail, postage prepaid to the respective addresses of the parties as set forth in this Agreement. If to Synopsys, Attention: General Counsel.

12.4 NO WAIVER. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

12.5 INDEPENDENT CONTRACTORS. The relationship of Synopsys and OEM Partner established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to give either party the power to direct or control the day-to-day activities of the other or (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

12.6 SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

12.7 ATTORNEYS' FEES. The prevailing party in any action to enforce the Agreement shall be entitled to recover costs and expenses including, without limitation, reasonable attorneys' fees.

12.8 INJUNCTIVE RELIEF. The parties agree that a material breach of this Agreement adversely affecting either party's Intellectual Property Rights would cause irreparable injury for which monetary damages would not be an adequate remedy and the non-breaching party shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

12.9 FORCE MAJEURE. Notwithstanding anything else in this Agreement, no default, delay, or failure to perform on the part of either party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due to causes beyond the reasonable control of the party charged with a default, including, but not limited to, causes such as strikes, lockouts, or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God, or the public enemy, nuclear disasters, or default of a common carrier.

12.10 EXPORT CONTROLS. OEM Partner agrees and certifies that neither the Licensed Software, nor any other technical data received from Synopsys will be exported or re-exported

                                                                  CONFIDENTIAL
                                       13
         outside the United States except as authorized and as permitted by the laws and outside regulations of the United States.

12.11 ENTIRE AGREEMENT. This Agreement, including all Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements or representations, oral or written, regarding such subject matter. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of both parties.

                                                                  CONFIDENTIAL
                                       14

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

VIEWLOGIC SYSTEMS, INC.                 SYNOPSYS, INC.



By:  /s/ William J. Herman              By:   /s/ Steven K. Shevick
     ---------------------------              -----------------------------
Name: William J. Herman                 Name: Steven K. Shevick
      --------------------------              -----------------------------
Title:   President                      Title: Vice President General Counsel
        ------------------------               -------------------------------
Date:    10-2-98                        Date:    10-2-98
         -------                                 -------

                                                                  CONFIDENTIAL
                                       15

                                    EXHIBIT A

                LICENSED SOFTWARE DESCRIPTION AND SPECIFICATIONS


1.       Licensed Software shall consist of the following components:

         FUSION VCS (EXCLUDING THE IPX MODULE)
         FUSION VCS EXPRESS
         FUSION VCSI

2.       WITH REGARD TO THE FUSION VCS LICENSED PRODUCT:

         OEM Partner may sell a maximum of five (5) seats of Fusion VCS per end-user purchase order and the total Fusion VCS list price must be less than fifty percent (50%) of the total dollar value of such purchase order.

         On a quarterly basis, OEM Partner must provide Synopsys with end-user names and installation addresses for each Fusion VCS license sold during said quarter.

         All Fusion VCS orders require Synopsys' approval prior to acceptance.

         Fusion VCS licenses may only be sold directly by OEM Partner.

         OEM Partner will provide the GUI for the Fusion VCS Licensed Product.

         Node-Locked versions of Fusion VCS may only be sold for the PC
         Platform.

3.       WITH REGARD TO THE FUSION VCSi LICENSED PRODUCT:

         Licenses of Fusion VCSi for the PC may be sold bundled or unbundled.

         Fusion VCSi for the UNIX environment may only be sold bundled with Workview Office, Intelliflow, ISIS, Powerview or Fusion (and OEM Partner's successor products).

         OEM Partner will provide the GUI for the Fusion VCSi Licensed Product.

         Fusion VCSi licenses may be sold by OEM Partner's resellers or distributors.

         Node-Locked versions of Fusion VCSi may only he sold for the PC
         Platform.


4.       WITH REGARD TO THE FUSION VCS EXPRESS LICENSED PRODUCT:

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                                       16

         Licenses of Fusion VCS Express may be sold for the PC platform only and may be sold unbundled.

         Fusion VCS Express licenses may be sold by OEM Partner's resellers or distributors.

         OEM Partner will supply the GUI for this product.

         Node-Locked versions of Fusion VCS Express may only be sold for the PC Platform.

5. ADDITIONAL PRODUCTS. Additional products may be added to this Agreement upon mutual agreement of the parties. In the event additional products are added to this Agreement by mutual written agreement of the parties hereto, they shall be included in the definition of Licensed Software.

                                                                  CONFIDENTIAL
                                       17

                                    EXHIBIT B
                     LICENSED SOFTWARE AND MAINTENANCE FEES

1. OEM Partner agrees to pay to Synopsys the following royalties for all sales of the Licensed Software and maintenance.

         FOR THE FUSION VCS LICENSED SOFTWARE AND MAINTENANCE:

         OEM Partner shall pay Synopsys a royalty of seventy percent (70%) of the then current Synopsys Suggested List Price for the Licensed Software and Maintenance.

         FOR THE FUSION VCSi LICENSED SOFTWARE AND MAINTENANCE:

         For the Fusion VCSi Licensed Software, OEM Partner shall pay Synopsys the greater of (a) a royalty of forty percent (40%) of the amount received by OEM Partner for the Licensed Software; or (b) thirty-two percent of the Synopsys Suggested List Price set forth below. For Maintenance for all new and renewal End Users, OEM Partner shall pay Synopsys six percent (6%) of the Synopsys Suggested List Price for the VCSi Licensed Software.

         FOR THE FUSION VCS EXPRESS LICENSED SOFTWARE AND MAINTENANCE:

         For the Fusion VCS Express Licensed Software, OEM Partner shall pay Synopsys a royalty of the greater of: (i) forty percent (40%) of the amount received by OEM Partner; or (ii) twenty-eight percent (28%) of the Synopsys Suggested List Price set forth below. For Maintenance for all new and renewal End Users, OEM Partner shall pay Synopsys, six percent (6%) of the Synopsys Suggested List Price for the VCS Express Licensed Software.

2. REPORTING. OEM Partner shall prepare a quarterly report detailing all sales during each fiscal quarter of this Agreement and shall provide such report to Synopsys and make quarterly payments to Synopsys, in the amounts described in this Exhibit and the Agreement, for all sales of the Licensed Software and Maintenance during the previous fiscal quarter, within thirty (30) days of the end of each fiscal quarter, identifying each Licensed Product sold or distributed, the purchase order number, the date of the transaction, the OEM Partner catalog number, the price paid for the transaction and the fee paid to Synopsys for each such license, except that OEM Partner must additionally provide Synopsys with end-user names and installation addresses for each Fusion VCS license sold during said quarter. In addition, OEM Partner must provide Synopsys with end- user names and locations for confirmation purposes for any upgrades made by Synopsys under Section 5 of this Exhibit.

                                                                  CONFIDENTIAL
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

3. UNIVERSITIES. At OEM partner's option, and for the Fusion VCS Express product only, from the Effective Date until March 31, 1999, OEM Partner will not owe Synopsys royalties for any Fusion VCS Express product provided to universities who agree to use such Fusion VCS Express for educational purposes only ("Educational Users").

         Thereafter, OEM Partner will have the opportunity to provide an unlimited number of copies of the Fusion VCS Express to Educational Users during the Term of this Agreement for a fee of Ten Thousand Dollars ($10,000) per calendar quarter, payable quarterly, in advance. OEM Partner will provide Synopsys with quarterly reports identifying the universities to which the Fusion VCS Express is provided. OEM Partner will provide Synopsys with 90 days prior notice of its intention not to renew this option.

         There will be no discounts on the sale of the Fusion VCSi or Fusion VCS products to universities.

4. UPGRADES. In the event that (a) an End User who licensed a copy of Fusion VCSi from OEM Partner or one of its Resellers licenses an upgrade to VCS from Synopsys, or (b) an End User who licensed a copy of Fusion VCS Express from OEM Partner or one of its Resellers licenses an upgrade to VCS or VCSi from Synopsys, or (c) an End User who licensed the Node-Locked version of Licensed Software from OEM Partner or one of its Resellers licenses an upgrade to the Floating version of the Licensed Software from Synopsys, then Synopsys will give such End User a credit on such purchase for the full amount paid by OEM Partner or its Reseller for the lower version of such Licensed Software.

         In the event that the End User licenses the upgrade from OEM Partner or its Reseller, then OEM Partner's royalty to Synopsys for the higher version will be reduced by any amount already paid to Synopsys in respect of the lower version.

5. LIST PRICES. As of the date of this Agreement, Synopsys' North America Suggested List Prices for the Licensed Software are as follows:


PRODUCT                            NODE-LOCKED                     FLOATING

Fusion VCS                         $30,000                         $40,000

Fusion VCSi                        $15,000                         $20,000

Fusion VCS Express                 $8,000                          $12,000

                                                                  CONFIDENTIAL
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

         For sales made outside of North America, OEM Partner shall increase the Synopsys North America Suggested List Prices proportionately in accordance with the percentage of OEM Partner's international uplift.

                                                                  CONFIDENTIAL
                                       20

                                    EXHIBIT C
                      VIEWLOGIC END USER LICENSE AGREEMENT

                                 (SEE ATTACHED)



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

                        MASTER SOFTWARE LICENSE AGREEMENT

Licensee: _____________________________________________________________________

Address:  _____________________________________________________________________

          _____________________________________________________________________

          _____________________________________________________________________

By:       _____________________________________________________________________

Name:     _____________________________________________________________________

Title:    _____________________________________________________________________

Date:     _____________________________________________________________________

Viewlogic Systems, Inc.

By:        ____________________________________________________________________

Name:      ____________________________________________________________________

Title:     ____________________________________________________________________

Date:      ____________________________________________________________________


This Master Software License Agreement ("Agreement") with an effective date of _______________ is made by and between Viewlogic Systems, Inc., a Delaware corporation and an Equal Opportunity and Affirmative Action Employer and its subsidiaries (collectively "Viewlogic") and Licensee. This Agreement shah govern all licensing of Software, Peripherals and Documentation as those items are defined in this Agreement.

A complete description of the Licensed Products is contained in the Product Description Addendum described below and incorporated herein.

A complete description of the software support services provided under this Agreement is contained in the Software Maintenance Agreement Addendum described below and incorporated herein.

1.       DEFINITIONS.

1.1 "Designated Equipment" means the equipment as set forth in the Product Description Addendum, or any temporary substitute as specified at
         Section 3.6 below. Any transfer of the Designated Equipment shall be subject to the provisions of Sections 3.4 & 3.5.
1.2 "Designated Location" means the specific address of the Designated Equipment as set forth in the Product Description Addendum. Any change in the Designated Location shall be subject to the provisions of Sections 3.4 & 3.5.
1.3      "Documentation" means the documentation for the Software.
1.4 "Licensed Products" means two products licensed under this Agreement described in to Product Description Addendum attached hereto. Generally, the term shall include the Documentation, Peripherals and Software.
1.5 "Peripherals" means the mouse, software code block and cable furnished to Licensee under this Agreement for use with the Software.
1.6 "Product Description Addendum" or Addenda is one or more documents attached hereto, and my additions after the effective date of this Agreement, that specifies the Licensed Products for use on the Designated Equipment at the Designated Location. This Addendum may be the Viewlogic quotation or any other suitable document accepted by Viewlogic which contains the required information.
1.7 "Proprietary Information" means: (a) manufacturing processes, (b) marketing, business or other strategies or plans; and (c) any other trade secrets disclosed in writing and marked appropriately or identified as proprietary or confidential. "Proprietary information" includes the internal design and implementation techniques of the Licensed Products, and the source code of the Software. Excluded is any information that the receiving party can establish was: (d) in the public domain; (e) already in its possession, or rightfully known prior to receipt; (f) rightfully learned from a third party not in violation of any others proprietary rights; or (g) developed independently.
1.8 "Software" means the computer program or programs in machine readable form furnished to Licensee under this Agreement. Such software may include software provided by Viewlogic's suppliers for sublicensing hereunder, as well as software that Viewlogic owns. In accordance with the Software Maintenance Agreement Addendum attached hereto, "Software" shall also include any update or upgrade programs furnished thereunder.
1.9 "Software Maintenance Agreement" means that agreement for software support services, if any, set forth in the Software Maintenance Agreement Addendum attached hereto and incorporated herein.
1.10     "Territory" means the country of the Designated Location.
1.11     "Updates" are now releases of a particular Software program.
1.12 "Upgrades" are programs with a higher Viewlogic series number or greater capability than the program to be upgraded.
1.13 "Use" includes copying all or any portion of the Software into a computer or transmitting it to a computer for processing of its instructions, and/or displaying any portion of the Software in connection with the processing of such machine instructions.

2.       PAYMENT, DELIVERY AND INSTALLATION.

2.1 Prices. Unless otherwise agreed in writing, prices will be as set forth an Viewlogic's price list in effect for the Designated Equipment and the Designated Location. Any subsequent change in the Designated Equipment or Location may be subject to new pricing per Section 3.4.
2.2 Payment. Unless otherwise agreed in writing, Licensee shall pay Viewlogic in full for all Licensed Products within thirty (30) days of the invoice date.
2.3 Installments. Licensee shall pay for each installment delivery of Licensed Products as a separate transaction.
2.4 Delivery. Viewlogic and/or its suppliers will deliver the Licensed Products FOB origin under a mutually agreed delivery schedule at Licensee's expense.
2.5 Installation. Licensee shall be solely responsible to install the Licensed Products unless otherwise agreed upon in writing.

3.       LICENSE GRANT.

3.1 Grant. Viewlogic hereby grants, and Licensee accepts, a nontransferable, nonsublicensable, perpetual, nonexclusive, fully paid, limited license to use the Licensed Products in machine readable form on the Designated Equipment at the Designated Location for Licensee's internal, normal business use only. The

                                                           1 DECEMBER 1995

         Licensed Products are not for use in a computer service business, rental or commercial timesharing arrangement.

3.2 Intellectual Property Rights. All intellectual property rights in and to the Licensed Products, other than those granted under this Agreement, shall remain the sole and exclusive property of Viewlogic and/or its supplies as appropriate.
3.3 Use on Designated Equipment. Use is restricted to the Designated Equipment at the Designated Location, whether a single computer or a network. Accessing the Licensed Products from any location other than the Designated Location via wide area networking technology or any other means is prohibited unless authorized by the Product Description Addendum. The addition of any networked computer beyond that specified in the Product Description Addendum or a change in the Designated Location unless authorized in advance by Viewlogic as provided in
         Section 3.4 shall breach this Agreement.
3.4 Transfers. Viewlogic may, at its sole option, grant Licensee's request for a change in the Designated Equipment or Designated Location within the Territory. Licensee must pay Viewlogic an administrative fee for any change granted by Viewlogic.
3.5 Licensee to Certify Equipment and Location. Licensee shall, upon request from Viewlogic certify to Viewlogic in writing the current Designated Equipment and Designated Location.
3.6 Substitute Designated Equipment. In the event that the Designated Equipment becomes inoperative due to malfunction, repair, servicing or other like cause, and the terms of the Software Maintenance Agreement remain in effect, Viewlogic shall use it commercially reasonable efforts to assist Licensee upon Licensee's request in the transfer to and use of the Licensed Products on a substitute system at the Designated Location. The substitute system shall be deemed the Designated Equipment during its use. If the Software Maintenance Agreement or its equivalent is not then in effect, Licensee shall pay Viewlogic's list price transfer fee.
3.7 Automatic License; Payment. Licensee acknowledges and agrees that any use of the Licensed Products on other than the Designated Equipment at the Designated Location will materially breach this Agreement. However, Viewlogic may elect not to terminate, but to give notice to Licensee that Licensee is deemed to order and accept a license for each breaching use. Licensee shall then become liable to pay Viewlogic the applicable list price license and support fees under the payment terms of Section 2 effective as of the date of such breach.

4.       PROTECTION OF PROPRIETARY INFORMATION.

4.1 Confidentiality. The Propriety Information of Viewlogic shall remain confidential and proprietary to Viewlogic.
4.2 Source Code. Licensee agrees not to attempt to reverse engineer, decompile, or disassemble the Software or any portion thereof, or otherwise derive its source code.
4.3 Copies. Licensee may make backup and archival copies of the Software and Documentation solely for its internal use, retaining on all copies Viewlogic's and/or its suppliers' copyright, trademark, or other proprietary notices.
4.4 Destruction of Copies. Licensee shall erase the Software from the storage media of any Designated Equipment prior to disposing of or refiring such equipment from active use or in the event of termination of this Agreement. Licensee also must destroy all other copies upon such termination.
4.5 Inclusion With Other Software. Licensee may use the Software within or in conjunction with any other software, but must comply with Section
         4.4 above upon any termination of this Agreement, or change of the Designated Equipment or Location, and any use shall always remain subject to this Agreement. Licensee shall display Viewlogic's or its suppliers' copyright trademark or other proprietary notices an any portion of the Software used.
4.6 Protect Confidentiality. Licensee agrees not to disclose, provide or otherwise make available the Proprietary Information of Viewlogic to any person other than authorized employees without Viewlogic's prior written consent. Licensee agrees to protect the Proprietary Information through instructions to its employees, access limitations and the like, no less securely than if it were the Licensee's own intellectual property. No media containing the Software, or any Documentation shall be transferred, reproduced or used in any way other than as provided by this Agreement.
4.7 Certify Protection. Viewlogic shall give Licensee written notice if Viewlogic reasonably deems itself insecure with respect to Licensee's compliance with the protections of Sections 3 and 4. Licensee shall then, within ten (10) days of the notice, either certify in writing by a duly authorized representative that it has complied with the terms of those Sections or give Viewlogic access to its facilities in a manner that is sufficient to enable Viewlogic to verify compliance.

5.       SOFTWARE MAINTENANCE.

         Viewlogic shall provide, and Licensee shall accept, software maintenance services under the Software Maintenance Agreement Addendum at Viewlogic's then current maintenance fee for an initial term of one year after expiration of the Software warranty period, renewable year to year until termination occurs under the said Software Maintenance Agreement. Termination will end any support obligations of Viewlogic, and Licensee shall incur reinstatement charges in the event of a lapse and subsequent renewal.

6.       WARRANTY.

6.1 Software. Viewlogic warrants that the Software will conform substantially to its Documentation for thirty (30) days from delivery. If Viewlogic confirms a defect reported by Licensee, in the unaltered Software, Viewlogic shall use commercially reasonable efforts to remedy to nonconformance. Viewlogic does not warrant that the operation of any of the Licensed Products will be uninterrupted or error free, nor does it guarantee that its remedial efforts will correct any nonconformance.
6.2 Media and Peripherals. Viewlogic warrants that the media containing the Software and the Peripherals will be free of defects in materials and workmanship under normal use and service for (30) days from delivery. Viewlogic's entire liability and Licensee's sole remedy for defective media or Peripherals shall be for Viewlogic to replace any returns within the warranty period. Viewlogic will not replace failures that are not returned or that we caused by accident, abuse, or misapplication. Any replacements will be warranted for the remainder of the original warranty period.
6.3 DISCLAIMER. VIEWLOGIC MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESSED OR IMPLIED, WRITTEN OR ORAL, EXCEPT AS EXPRESSLY STATED IN THIS SECTION
         6. SPECIFICALLY, VIEWLOGIC MAKES NO IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FREEDOM FROM INFRINGEMENT FOR THE LICENSED PRODUCTS.

7.       INFRINGEMENT.

7.1 Viewlogic to Defend. Viewlogic will defend, at its own expense, any action against Licensee based upon the claim that the

                                                           1 DECEMBER 1995

         Licensed Products infringe a United States patent or copyright or involve misappropriation of a trade secret. Viewlogic will pay such damages or costs as are finally awarded against Licensee for such infringement or misappropriation provided that Licensee gives
         Viewlogic: (a) prompt written notice of any such action and of an prior related claims; (b) sole control of the defense and/or settlement of such action; and (c) cooperates fully in any defense or settlement. Viewlogic shall not be liable for any fees, costs or damages incurred without such prior notice.
7.2 Obtain Permission or Modify. Should any Licensed Product become, or in Viewlogic's opinion be likely to become, the subject of a claim of infringement or trade secret misappropriation, Viewlogic shall, at its option and expense: (a) obtain for Licensee the right to continue using the Licensed Product; (b) replace or modify the Licensed Product so its use becomes noninfringement or otherwise lawful; or (c) terminate the licenses granted hereunder with respect to the infringing Licensed Products and refund the amounts paid by Licensee for the infringing Licensed Products, less a reasonable allowance for use.
7.3 Disclaimer. Notwithstanding the foregoing. Viewlogic shall have no liability for any claim of patent or copyright infringement or trade secret misappropriation based upon the operation or use of any Licensed
         Products: (a) on a computer for which it was not designed; (b) with any other software not supplied by Viewlogic; (c) in any manner or purpose for which the Licensed Products were not designed or recommended by Viewlogic; (d) if the infringement or misappropriation would have been avoided by Licensee's use of the most current version of the Licensed Product; or (e) which have been modified by anyone other than Viewlogic.

8.       LIMITATION OF REMEDIES.

8.1 No Other Liability. Except as otherwise stated in this Agreement, Viewlogic's entire liability to Licensee and Licensee's sole remedy for any cause whatsoever, regardless of the form of the action, whether in contract tort or strict liability, shall be limited to the amounts paid to Viewlogic by Licensee for the Licensed Products that: (a) caused the damages; (b) are the subject matter of the action; or (c) we directly related to the cause of action.
8.2 NO CONSEQUENTIAL, ETC. DAMAGES. IN NO EVENT SHALL VIEWLOGIC OR ANY OF ITS SUPPLIERS BE LIABLE FOR DAMAGES RESULTING FROM LOSS OF DATA, LOSS OF PROFITS IN CONNECTION WITH USE OF ANY LICENSED PRODUCTS OR OTHER ITEMS PROVIDED UNDER THIS AGREEMENT, NOR FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, PROPERTY DAMAGE, PERSONAL INJURY, OR ANY OTHER SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT WHETHER IN BREACH OF WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE EVEN IF VIEWLOGIC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
8.3 Limitations Period. Neither party may bring any action under this Agreement for any cause whatsoever more than two (2) years after the occurrence giving rise to such cause of action, provided however that this Section 8.3 shall not apply to any action brought by Viewlogic for violations of Section 3 or Section 4 of this Agreement and/or actions brought by Viewlogic to protect its intellectual property rights.

9.       DEFAULT AND TERMINATION.

9.1 Default. Viewlogic may, by written notice to Licensee, terminate this Agreement including its license of the Licensed Products it any of the following events occurs: (a) the failure or neglect of Licensee to pay Viewlogic any sums or amounts due to Viewlogic if payment is not rendered within thirty (30) days after written demand; (b) any breach of the material terms and obligations of this Agreement are not remedied within thirty (30) days after written demand; (c) any material breach of Section 3 (License Grant) or Section 4 (Protection of Proprietary Information) effective immediately upon notice from Viewlogic; or (d) in the event of insolvency.
9.2 Termination. Licensee's right to use the Licensed Products shall cease upon termination without further action of the parties. Within seven
         (7) days of termination, Licensee shall return to Viewlogic the Licensed Products, including the original and all copies of the Documentation, Peripherals, and the Software and any Updates or Upgrades thereto, together with a certification by a duly authorized representative of Licensee that any copies of the Software not returned have been destroyed.
9.3 No Waiver. Termination shall be in addition to, rather than a waiver of, any remedy at law or equity under this Agreement.

9.4 Survival. Notwithstanding the foregoing, the provisions of Sections 4 ("Protection of Proprietary Information"), 6.3 ("[Warranty] Disclaimer"), 7 ("Infringement"), & 8 ("Limitation of Remedies"), shall survive termination.

10.      GENERAL

10.1 Prior Agreements Superseded. This Agreement along with the Software Maintenance Agreement Addendum supersedes all Prior agreements and understandings between the parties related to the subject matter herein, and is intended to be the complete and exclusive statement of their agreement.
10.2 Headings. The headings in this Agreement are for convenience only, and shall be disregarded when interpreting the terms hereof.
10.3 Export Controls. Licensee shall not attempt to export the Licensed Products without the prior written consent of Viewlogic. Any attempt to export the Licensed Products without Viewlogic's consent will be cause for immediate termination of this Agreement.
10.4 No Assignment. Viewlogic may assign all or any part of its rights and duties under this Agreement. This Agreement and the Licensee's rights and duties under this Agreement may not be assigned by Licensee without the prior written consent of Viewlogic. Licensee agrees that this Agreement binds Licensee and each of its employees, agents, and persons associated with it, including Licensee's affiliated and subsidiary firms, corporations and other organizations.
10.5 Force Majeure. Viewlogic shall not be liable for any failure or delay in performing services or any other obligation under this Agreement or for any damages suffered by Licensee by reason of such failure or delay which is, indirectly or directly, caused by strike, riot, natural catastrophe or other act of God, or any cause beyond Viewlogic's reasonable control.
10.6 No Waiver. If either party fails to perform any of its obligations hereunder and the other party fails to enforce the provisions relating thereto, such party's failure to enforce this Agreement shall not prevent its later enforcement.
10.7 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, that provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the remaining provisions shall continue tin full force and effect.

                                                           1 DECEMBER 1995

10.8 Notices. Any notice or report shall be considered given if delivered personally or if sent by first class mail, postage prepaid, addressed to the address specified below and specifically addressed to the person to whom notices are to be sent as follows:

If to Licensee:  Attn: ______________________________________
If to Viewlogic:  Attn:  Contracts Administration

The parties may change such addresses by providing notice to the other.
10.9 Governing Law. This Agreement and all transactions hereunder shall be governed by the laws of the Commonwealth of Massachusetts.
10.10 Attorney Fees and Costs. If any legal action is brought in connection with this Agreement, the prevailing party shall be entitled to receive its reasonable attorney fees and court costs in addition to any other relief it may receive.
10.11 Modifications. No modifications of this Agreement shall be binding upon either party unless made in writing executed by an authorized representative of Viewlogic and Licensee.
10.12 Government Use. If the Software is being supplied to the Department of Defense (DOD), the Software is classified as "Commercial Computer Software" and the Government is acquiring only "limited rights" to the Software, and concerning the documentation the government is acquiring only "limited rights" (as defined in DFARS Clause 252.227-7013). If the Software is being supplied to an agency or unit of the Government other than DOD, the Software is classified as "Commercial Computer Software" and the Government is acquiring only "restricted rights" to the Software and Documentation (as defined in FAR Clause 52.227-19).

IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized representatives as of the effective date.

                                                           1 DECEMBER 1995
                                       25